Exhibit 99.1

FOR IMMEDIATE RELEASE: Bank7 Corp. Announces Q4 2023 and Full Year Earnings

Oklahoma City, January 29, 2024 – Bank7 Corp. (NASDAQ: BSVN) (“the Company”), the parent company of Oklahoma City-based Bank7 (the “Bank”), today reported unaudited results for the quarter and year ended December 31, 2023.  “We are pleased to report another year of record PPE.  Our success continues to be driven by our long-term and broad-based deposit relationships, our debt-free and liquid balance sheet, and our disciplined approach to cost controls.  With the exception of one large credit, we continue to benefit from strong asset quality and remain confident that the overall portfolio is indicative of our historical low loan loss results,” said Thomas L. Travis, President and CEO of the Company.

For the three months ended December 31, 2023 compared to the three months ended December 31, 2022:

-	Net income of $1.1 million compared to $8.4 million, a decrease of 87.24%
-	Earnings per share of $0.12 compared to $0.91, a decrease of 87.36%
-	Total assets of $1.8 billion compared to $1.6 billion, an increase of 11.84%
-	Total loans of $1.4 billion compared to $1.3 billion, an increase of 7.11%
-	PPE of $17.1 million compared to $13.0 million, an increase of 31.41%
-	Total interest income of $32.4 million compared to $25.5 million, an increase of 27.25%

For the year ended December 31, 2023 compared to year ended December 31, 2022

-	Net income of $28.3 million compared to $29.6 million, a decrease of 4.60%
-	Earnings per share of $3.05 compared to $3.22, a decrease of 5.22%
-	PPE of $58.4 million compared to $43.9 million, an increase of 33.14%
-	Total interest income of $121.5 million compared to $78.7 million, an increase of 54.34%

Both the Bank’s and the Company’s capital levels continue to be significantly above the minimum levels required to be designated as “well-capitalized” for regulatory purposes.  On December 31, 2023, the Bank’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratios were 9.54%, 11.50%, and 12.75%, respectively.  On December 31, 2023, on a consolidated basis, the Company’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratios were 9.54%, 11.49%, and 12.74%, respectively.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.  Non-GAAP metric pre-provision pre-tax earnings (“PPE”) is calculated as net income, add back: income tax expense, provision for credit losses, and loss on sales, prepayments, and calls of available-for-sale debt securities.

Bank7 Corp.
Consolidated Balance Sheets

	December 31,
Assets	2023 (unaudited)	2022

Cash and due from banks	$181,042	$109,115
Interest-bearing time deposits in other banks	17,679	5,474
Available-for-sale debt securities	169,487	173,165
Loans, net of allowance for credit losses of $19,691 and $14,734 at December 31, 2023 and December 31, 2022, respectively	1,341,148	1,255,722
Loans held for sale, at fair value	718	-
Premises and equipment, net	14,942	13,106
Nonmarketable equity securities	1,283	1,209
Core deposit intangibles	1,031	1,336
Goodwill	8,458	8,603
Interest receivable and other assets	35,878	16,439

Total assets	$1,771,666	$1,584,169

Liabilities and Shareholders’ Equity

Deposits
Noninterest-bearing	$482,349	$441,509
Interest-bearing	1,109,042	989,891

Total deposits	1,591,391	1,431,400

Income taxes payable	302	1,054
Interest payable and other liabilities	9,647	7,615

Total liabilities	1,601,340	1,440,069

Shareholders’ equity
Common stock, $0.01 par value; 50,000,000 shares authorized; shares issued and outstanding: 9,197,696 and 9,131,973 at December 31, 2023 and December 31, 2022 respectively	92	91

Additional paid-in capital	97,415	95,263
Retained earnings	78,964	58,049
Accumulated other comprehensive income (loss)	(6,145)	(9,303)

Total shareholders’ equity	170,326	144,100

Total liabilities and shareholders’ equity	$1,771,666	$1,584,169

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2023 (unaudited)	2022	2023 (unaudited)	2022
Interest Income
Loans, including fees	$28,727	$23,806	$109,843	$74,403
Interest-bearing time deposits in other banks	248	7	519	46
Debt securities, taxable	685	688	2,791	2,313
Debt securities, tax-exempt	77	87	330	360
Other interest and dividend income	2,664	874	8,061	1,627

Total interest income	32,401	25,462	121,544	78,749

Interest Expense
Deposits	11,104	5,081	38,998	9,322

Total interest expense	11,104	5,081	38,998	9,322

Net Interest Income	21,297	20,381	82,546	69,427

Provision for Credit Losses	15,500	1,625	21,145	4,468

Net Interest Income After Provision for Credit Losses	5,797	18,756	61,401	64,959

Noninterest Income
Mortgage lending income	159	91	331	486
Loss on sales, prepayments, and calls of available-for-sale debt securities	(1)	-	(16)	(127)
Service charges on deposit accounts	222	222	869	900
Other	6,389	419	8,058	1,680

Total noninterest income	6,769	732	9,242	2,939

Noninterest Expense
Salaries and employee benefits	3,086	4,892	17,385	17,040
Furniture and equipment	241	334	995	1,468
Occupancy	708	593	2,689	2,329
Data and item processing	450	600	1,730	2,068
Accounting, marketing and legal fees	51	203	543	984
Regulatory assessments	524	371	1,537	1,344
Advertsing and public relations	154	164	427	477
Travel, lodging and entertainment	118	147	374	363
Other	5,673	825	7,740	2,568

Total noninterest expense	11,005	8,129	33,420	28,641

Income Before Taxes	1,561	11,359	37,223	39,257
Income tax expense	491	2,973	8,948	9,619
Net Income	$1,070	$8,386	$28,275	$29,638

Earnings per common share - basic	$0.12	$0.92	$3.09	$3.26
Earnings per common share - diluted	0.12	0.91	3.05	3.22
Weighted average common shares outstanding - basic	9,188,888	9,118,728	9,161,565	9,101,523
Weighted average common shares outstanding - diluted	9,274,960	9,232,333	9,264,307	9,204,716

Other Comprehensive Income (Loss)
Unrealized gains(losses) on securities, net of (tax expense)tax benefit of ($1.9 million), $2.8 million, and $0 for the years ended December 31, 2023, 2022, and 2021, respectively	$2,933	$1,146	$3,146	$(9,543)
Reclassification adjustment for realized loss included in net income net of tax of $4, $31, and $0 for the years ended 2023, 2022, and 2021, respectively	1	-	12	96
Other comprehensive income(loss)	$2,934	$1,146	$3,158	$(9,447)
Comprehensive Income	$4,004	$9,532	$31,433	$20,191

	Net Interest Margin
	For the Twelve Months Ended
	2023 (unaudited)			2022
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$174,600	$8,580	4.91%	$129,624	$1,673	1.29%
Debt securities, taxable-equivalent	152,094	2,791	1.84	145,915	2,313	1.59
Debt securities, tax exempt	19,430	330	1.70	21,635	360	1.66
Loans held for sale	158	-	-	586	-	-
Total loans(1)	1,315,578	109,843	8.35	1,143,380	74,403	6.51
Total interest-earning assets	1,661,860	121,544	7.31	1,441,140	78,749	5.46
Noninterest-earning assets	21,236			23,532
Total assets	$1,683,096			$1,464,672

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$825,169	28,582	3.46%	$724,617	7,842	1.08%
Time deposits	256,672	10,416	4.06	165,735	1,480	0.89
Total interest-bearing deposits	1,081,841	38,998	3.60	890,352	9,322	1.05
Total interest-bearing liabilities	1,081,841	38,998	3.60	890,352	9,322	1.05

Noninterest-bearing liabilities:
Noninterest-bearing deposits	433,603			432,901
Other noninterest-bearing liabilities	11,101			7,520
Total noninterest-bearing liabilities	444,704			440,421
Shareholders’ equity	156,551			133,899
Total liabilities and shareholders’ equity	$1,683,096			$1,464,672

Net interest income		$82,546			$69,427
Net interest spread			3.71%			4.42%
Net interest margin			4.97%			4.82%

(1)	Nonaccrual loans are included in total loans

	Net Interest Margin
	For the Three Months Ended
	2023 (unaudited)			2022
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$210,710	$2,912	5.48%	$101,427	$881	3.45%
Debt securities, taxable-equivalent	150,291	685	1.81	154,869	688	0.76
Debt securities, tax exempt	18,250	77	1.67	20,247	87	1.70
Loans held for sale	284	-	-	291	-	-
Total loans(1)	1,362,533	28,727	8.36	1,262,864	23,806	7.48
Total interest-earning assets	1,742,068	32,401	7.38	1,539,698	25,462	6.56
Noninterest-earning assets	17,308			21,937
Total assets	$1,759,376			$1,561,635

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$848,990	8,237	3.85%	$798,073	4,491	2.23%
Time deposits	254,460	2,867	4.47	157,211	590	1.49
Total interest-bearing deposits	1,103,450	11,104	3.99	955,284	5,081	2.11
Total interest-bearing liabilities	$1,103,450	11,104	3.99	$955,284	5,081	2.11

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$485,312			$457,753
Other noninterest-bearing liabilities	12,895			8,683
Total noninterest-bearing liabilities	498,207			466,436
Shareholders’ equity	157,719			139,915
Total liabilities and shareholders’ equity	$1,759,376			$1,561,635

Net interest income		$21,297			$20,381
Net interest spread			3.39%			4.45%
Net interest margin			4.85%			5.25%

(1)	Nonaccrual loans are included in total loans

About Bank7 Corp.

We are Bank7 Corp., a bank holding company headquartered in Oklahoma City, Oklahoma. Through our wholly-owned subsidiary, Bank7, we operate twelve locations in Oklahoma, the Dallas/Fort Worth, Texas metropolitan area and Kansas. We are focused on serving business owners and entrepreneurs by delivering fast, consistent and well-designed loan and deposit products to meet their financing needs. We intend to grow organically by selectively opening additional branches in our target markets as well as pursue strategic acquisitions.

Conference Call

Bank7 Corp. has scheduled a conference call to discuss its fourth quarter and full year results, which will be broadcast live over the Internet, on Monday, January 29, 2024 at 11:00 a.m. central standard time. To participate in the call, dial 1-888-348-6421, or access it live over the Internet at https://app.webinar.net/NXrREy72GnW. For those not able to participate in the live call, an archive of the webcast will be available at https://app.webinar.net/NXrREy72GnW shortly after the call for 1 year.

Cautionary Statements Regarding Forward-Looking Information

This communication contains a number of forward-looking statements. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved.

These forward-looking statements are subject to significant uncertainties because they are based upon:  the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters.  These other matters include, among other things, the impact of COVID-19 on the United States economy and our operations, the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements.

Contact:

Thomas Travis
President & CEO
(405) 810-8600